EXHIBIT 21
         PROLER INTERNATIONAL CORP. (THE "REGISTRANT") AND SUBSIDIARIES


         The following table provides certain information as to (i) each direct and indirect subsidiary of the Registrant and (ii) each of the Registrant's joint operations, as of February 29, 1996:

                                                                                                 RELATIONSHIP
                                                                                                  TO COMPANY
                                                                                                     OR A
                           NAME OF ENTERPRISE                                                   SUBSIDIARY (1)


The Registrant, Proler International Corp., a Delaware corporation

Subsidiaries of the Company:

    Proler Steel, Inc., a Delaware corporation...................................................100%
    Proler Industries, Inc., a Delaware corporation..............................................100%
    Joint Venture Operations, Inc., a Delaware corporation
       (formerly Proler International Corp.).....................................................100%(2)
    Proleride Transport Systems, Inc., a Delaware corporation....................................100%(3)
    Prolerized Steel Corporation, a Delaware Corporation.........................................100%(4)
    Proler Properties, Inc., a Texas corporation (formerly Buffalo Steel Corp.)..................100%(4)
    MRI Corporation, a Delaware corporation......................................................100%(4)
    Proler Environmental Services, Inc., a Delaware corporation..................................100%(4)
    Proler Recycling, Inc., (formerly Proler Elemental Refining, Inc.)
       a Delaware corporation....................................................................100%(4)
    Proler Power Marketing, Inc., a Delaware corporation.........................................100%(4)
    Gulf Coast Metals, Inc., a Texas corporation ................................................100%(5)

Joint Operations of the Company:

    Hugo Neu-Proler Company, a partnership under the laws of California..........................50%(3)(6)
    Prolerized New England Company, a partnership under the laws of New York.....................50%(6)(7)
    Prolerized Schiabo-Neu Company, a partnership under the laws of New York.....................331/3%(3)(6)
    Dover Barge Company, a Delaware corporation..................................................331/3%(3)
    Worcester Recycling, Inc., a Massachusetts corporation....................................... 50%(7)
    Prolerized New England Foreign Sales Corporation, a Virgin Island corporation................ 50%(8)
    Prolerized Schiabo-Neu Foreign Sales Corporation, a Virgin Island corporation................331/3%(9)
    Hugo Neu-Proler Foreign Sales Corporation, a Virgin Island corporation.......................50%(10)
    Pacific Bulk Loading, Inc., a California corporation......................................... 50%(3)
    Bulkloader, Inc., a Massachusetts corporation................................................ 50%(8)
    Pacific Industrial Metal Corporation, a California corporation...............................50%(11)
    H. Finkelman, Inc., a Maine corporation...................................................... 50%(7)
    B. Rovner & Co., Inc. a New Hampshire corporation............................................ 50%(8)
    Alameda Street Metal Corp., a California corporation......................................... 50%(3)

    (1) Percentage of voting stock or share in profits owned by the Company except as otherwise indicated.
    (2)  Owned by Proler Steel, Inc.
    (3)  Owned by Joint Venture Operations, Inc.
    (4)  Owned by Proler Industries, Inc.
    (5)  Owned by Proler Properties, Inc. (formerly Buffalo Steel Corp.)
    (6) Control can be exercised by the Company only by unanimous consent of the partners.
    (7)  Owned by Proleride Transport Systems, Inc.
    (8)  Owned by Prolerized New England Company, a partnership. See footnote
         (6).
    (9)  Owned by Prolerized Schiabo-Neu Company, a partnership. See footnote
         (6).
    (10) Owned by Hugo Neu-Proler Company, a partnership.  See footnote (6).
    (11) Owned by Pacific Bulk Loading, Inc.